Allergan Reports Strong Second Quarter 2018 Results Including GAAP Net Revenues of $4.1 Billion

– Q2 2018 GAAP Loss Per Share of $1.39; Non-GAAP Performance Net Income Per Share of $4.42 –

– Q2 2018 GAAP Operating Loss of $467.0 Million; Non-GAAP Operating Income of $1.97 Billion –

– Q2 2018 GAAP Revenue Growth Driven by BOTOX®, VRAYLAR®, CoolSculpting®, JUVÉDERM® Collection of Fillers, LINZESS®, ALLODERM® and Lo LOESTRIN® –

– Allergan Continues to Advance R&D Pipeline Including Ubrogepant and Atogepant for Migraine, Abicipar for AMD and Bimatoprost SR for Glaucoma –

– Company Raises and Narrows Full-Year 2018 Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share Guidance and Provides Select Third Quarter 2018 Guidance –

– Allergan Board of Directors Authorizes New $2.0 Billion Share Repurchase Program –
DUBLIN, July 26, 2018 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its second quarter 2018 performance. Total second quarter 2018 GAAP net revenues were $4.12 billion, a 2.9 percent increase from the prior year quarter.

SECOND QUARTER 2018

(unaudited; $ in millions, except per share amounts)	Q2 '18	Q2 '17	Q2 '18 v Q2 '17	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	2018 v 2017
Total net revenues	$4,124.2	$4,007.4	2.9%	$7,796.3	$7,580.3	2.8%

Operating (Loss)	$(467.0)	$(902.4)	(48.2)%	$(1,121.0)	$(1,808.4)	(38.0)%
Diluted EPS - Continuing Operations	$(1.39)	$(2.35)	(40.9)%	$(2.39)	$(10.20)	(76.6)%
SG&A Expense	$1,187.5	$1,395.0	(14.9)%	$2,283.4	$2,580.2	(11.5)%
R&D Expense	$689.2	$489.4	40.8%	$1,163.9	$1,249.3	(6.8)%
Continuing Operations Tax Rate	1.1%	44.8%	(43.7)%	47.7%	25.4%	22.3%

Non-GAAP revenues	$4,099.2	$4,007.4	2.3%	$7,771.3	$7,580.3	2.5%
Non-GAAP Operating Income	$1,973.8	$1,887.2	4.6%	$3,732.9	$3,505.0	6.5%
Non-GAAP Performance Net Income Per Share	$4.42	$4.02	10.0%	$8.16	$7.37	10.7%
Non-GAAP Adjusted EBITDA	$2,086.2	$2,027.2	2.9%	$3,955.9	$3,761.4	5.2%
Non-GAAP SG&A Expense	$1,134.4	$1,216.5	(6.7)%	$2,183.1	$2,322.4	(6.0)%
Non-GAAP R&D Expense	$388.9	$393.9	(1.3)%	$744.7	$787.8	(5.5)%
Non-GAAP Continuing Operations Tax Rate	14.3%	13.1%	1.2%	14.2%	13.1%	1.1%

Executive Commentary
"Allergan's performance in the first half of 2018 demonstrates the strength of our strategy and a sharp focus on execution. We have driven strong growth in our key products and core business, delivered seven successful pivotal clinical trials for our key R&D programs and executed on our capital deployment strategy," said Brent Saunders, Chairman and CEO of Allergan.

"In the second quarter, our core business grew by 10.6 percent, led by Medical Aesthetics, BOTOX® Therapeutic, VRAYLAR® and LINZESS®. Overall non-GAAP revenues rose 2.3 percent, even amid ongoing exclusivity challenges for older products," said Saunders. "At the same time, the positive clinical trial results on programs for migraine, glaucoma and age-related macular degeneration highlight the promise of our business for years to come."

"I'm extremely proud of the global Allergan team for their excellent work in delivering results for our customers and patients. Allergan's many successes in the first half of 2018 demonstrate our commitment to driving long term value for shareholders."

Second Quarter 2018 Performance
GAAP operating loss in the second quarter 2018 was $467.0 million, including the impact of amortization and impairments. Non-GAAP operating income in the second quarter of 2018 was $1.97 billion, an increase of 4.6 percent versus the prior year quarter, driven by higher revenues and lower operating expenses.

Operating Expenses
Total GAAP Selling, General and Administrative (SG&A) Expense was $1.19 billion for the second quarter 2018, a decrease of 14.9 percent from the prior year quarter. Total non-GAAP SG&A expense decreased to $1.13 billion for the second quarter 2018, compared to $1.22 billion in the prior year period, driven in large part by a reduction in losses due to foreign exchange, as well as lower advertising and promotional expenses. GAAP R&D investment for the second quarter of 2018 was $689.2 million, compared to $489.4 million in the second quarter of 2017. Non-GAAP R&D investment for the second quarter 2018 was $388.9 million, compared to $393.9 million in the prior year quarter.

Asset Sales & Impairments, Net and In-Process R&D Impairments
Allergan incurred in-process research and development impairments in the three months ended June 30, 2018 of $276.0 million primarily due to a decrease in market opportunity based on clinical data relating to an eye care product acquired as part of the Allergan acquisition and timing delays in other non-strategic projects. Asset sales and impairments, net in the three months ended June 30, 2018 of $259.6 million were primarily related to an impairment on a non-strategic dermatology product held for sale based on estimates of current market value. The Company excludes asset sales and impairments, net and in-process research and development impairments from its non-GAAP performance net income attributable to shareholders as well as from Adjusted EBITDA and non-GAAP Operating Income.

Amortization, Other Income (Expense) Net, Tax and Capitalization
Amortization expense for the second quarter 2018 was $1.70 billion, compared to $1.76 billion in the second quarter of 2017. Other income (expense), net of $215.4 million in the three months ended June 30, 2018 was primarily attributed to a gain on selling the Company's remaining equity stake in Teva as well as a gain on the divestiture of a business previously held for sale. The Company's GAAP tax rate was 1.1 percent in the second quarter 2018. The Company's non-GAAP adjusted tax rate was 14.3 percent in the second quarter 2018. As of June 30, 2018, Allergan had cash and marketable securities of $1.70 billion and outstanding indebtedness of $25.35 billion.

SECOND QUARTER 2018 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics
U.S. Specialized Therapeutics net revenues grew 6.5 percent in the second quarter of 2018 from the prior year quarter to $1.83 billion, driven primarily by growth in Medical Aesthetics, including BOTOX® Cosmetic, ALLODERM® and the addition of CoolSculpting®, as well as growth in BOTOX® Therapeutic. Demand growth across the U.S. Specialized Therapeutics portfolio was offset in part by lower net selling prices for RESTASIS® and decreased revenues in Medical Dermatology due to generic pressure. Segment gross margin for the second quarter of 2018 was 91.9 percent, also impacted by CoolSculpting®. Segment contribution for the second quarter 2018 remained strong at $1.29 billion, an increase of 9.1 percent versus the prior year quarter.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues rose 12.5 percent in the second quarter of 2018 from the prior year quarter to $236.5 million.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the second quarter of 2018 were $139.8 million, an increase of 10.8 percent versus the prior year quarter.
  Regenerative Medicine
    ALLODERM® net revenues in the second quarter of 2018 grew 26.6 percent from the prior year quarter to $107.1 million.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the second quarter of 2018 were $108.3 million. The CoolSculpting® acquisition closed on April 28, 2017.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the second quarter of 2018 were $404.7 million, an increase of 16.7 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the second quarter of 2018 were $318.2 million, a decrease of 5.4 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the second quarter of 2018 were $98.1 million, compared with $96.4 million in the prior year quarter.
  OZURDEX® net revenues in the second quarter of 2018 increased 10.8 percent from the prior year quarter to $27.6 million.

U.S. General Medicine
U.S. General Medicine net revenues in the second quarter 2018 were $1.32 billion, a decrease of 7.5 percent versus the prior year quarter, impacted by lower revenues from NAMENDA XR ® and ESTRACE® due to generic competition, offset by strong demand growth from VRAYLAR®, LINZESS®, Lo LOESTRIN® and anti-infectives including AVYCAZ®. Segment gross margin for the second quarter of 2018 was 84.7 percent. Selling and marketing expenses in the segment were $254.8 million, a decrease of 11.6 percent versus the prior year quarter, due in part to sales force expense reductions as a result of previous restructurings. Segment contribution for the second quarter 2018 was $828.7 million.

Central Nervous System

  VRAYLAR® net revenues grew 72.2 percent in the second quarter of 2018 from the prior year quarter to $114.2 million.
  VIIBRYD®/FETZIMA® net revenues in the second quarter of 2018 were $86.7 million, compared with $85.2 million in the prior year quarter.
  NAMENDA XR® net revenues in the second quarter of 2018 were $3.4 million, versus $118.7 million in the prior year quarter, impacted by loss of patent exclusivity for NAMENDA XR® in February 2018.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the second quarter of 2018 were $191.8 million, an increase of 14.3 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the second quarter of 2018 were $127.8 million, an increase of 13.1 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the second quarter of 2018 were $148.1 million, compared to $150.7 million in the prior year quarter.

International
International net revenues in the second quarter of 2018 were $948.9 million, an increase of 8.1 percent versus the prior year quarter excluding foreign exchange impact, driven by growth in Medical Aesthetics, Eye Care and BOTOX® Therapeutic. Segment gross margin for the second quarter of 2018 was 85.3 percent. Segment contribution was $529.4 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the second quarter of 2018 were $171.4 million, an increase of 14.1 percent versus the prior year quarter excluding foreign exchange impact, driven by continued strong growth in Europe and Asia Pacific/Middle East/Africa.
  JUVÉDERM® Collection net revenues in the second quarter of 2018 were $156.1 million, an increase of 11.2 percent versus the prior year quarter excluding foreign exchange impact, reflecting continued strong growth in Latin America/Canada and Asia Pacific/Middle East/Africa.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the second quarter of 2018 were $100.5 million, an increase of 1.6 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the second quarter of 2018 were $67.9 million, up 27.5 percent versus the prior year quarter excluding foreign exchange impact, reflecting continued strong growth in all regions.

Botox Therapeutic

  BOTOX® Therapeutic net revenues in the second quarter of 2018 were $104.6 million, an increase of 8.1 percent versus the prior year quarter excluding foreign exchange impact, reflecting growth in Europe and Latin America/Canada.

NEW SHARE REPURCHASE PROGRAM

Allergan's Board of Directors has authorized a new $2.0 billion share repurchase program as part of the Company's capital allocation strategy. Allergan expects to deploy the program over the next 12 months. The Company completed the $2 billion share repurchase that was previously authorized by the board in September 2017.

Allergan reaffirmed its commitment to maintaining investment grade credit ratings and achieving a net debt to adjusted EBITDA ratio of less than 2.5X by the end of 2020.

These actions reflect the Company's conviction in its strategy and strong future cash flow position, allowing for periodic return of cash to shareholders through dividends and share buybacks while maintaining investment grade ratings and continuing its strategy to pay down debt.

PIPELINE UPDATE

Allergan R&D continues to deliver on its pipeline. Key development highlights included:

Regulatory Milestones & Clinical Updates

  Allergan announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation for AGN-241751, an investigational new treatment for Major Depressive Disorder (MDD). AGN-241751 is a novel, oral NMDA modulator that recently entered Phase 2 development.
  Allergan announced positive topline results in the second of two pivotal phase 3 clinical trials evaluating Ubrogepant, an orally-administered calcitonin gene-related peptide (CGRP) receptor antagonist for the acute treatment of migraine. The results from the ACHIEVE I (UBR-MD-01) and ACHIEVE II (UBR-MD-02) studies support the efficacy, safety and tolerability profile of Ubrogepant. Allergan anticipates filing of a New Drug Application (NDA) to the FDA in 2019.
  Allergan announced positive results from a Phase 2b/3 clinical trial evaluating the efficacy, safety, and tolerability of Atogepant, an oral CGRP receptor antagonist in development for migraine prevention. Allergan will continue with its Phase 3 program for Atogepant following discussions with regulatory authorities.
  Allergan and Molecular Partners announced two positive Phase 3 clinical trials on Abicipar for the treatment of neovascular age-related macular degeneration. The two identical studies demonstrated that both the 8-week and 12-week treatment regimens met the pre-specified primary endpoint of non-inferiority to Ranibizumab. The filing for Abicipar is planned for the first half of 2019. Allergan will be requesting a meeting with the FDA to discuss our Biologics License Application (BLA) submission.
  Allergan announced positive topline Phase 3 results for Bimatoprost SR, the first-in-class sustained-release, biodegradable implant for the reduction of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. Additional safety data from the study and results from a second Phase 3 study with an identical design will be reported in the first half of 2019. Allergan anticipates filing of an NDA to the FDA in the second half of 2019.
  Allergan expanded the REFRESH® portfolio with the launch of REFRESH® REPAIR Lubricant Eye Drops. The over-the-counter artificial tear formulation is clinically proven to treat the signs and symptoms of dry eye and improve visual performance due to dry eye, while offering patients improved comfort with low incidence of visual disturbances.
  On June 1, 2018, Allergan received approval in Japan for JUVÉDERM® VOLIFT® XC for the treatment of nasolabial folds.

THIRD QUARTER AND FULL YEAR 2018 GUIDANCE

	Previous Guidance		Current Guidance
	Twelve Months Ending December 31, 2018		Twelve Months Ending December 31, 2018
Full Year 2018	GAAP	NON-GAAP	GAAP	NON-GAAP

Total Net Revenues	~$15.150 - $15.350 billion	~$15.150 - $15.350 billion	~$15.475 - $15.625 billion	~$15.450 - $15.600 billion
Gross Margin (as a % of revenues)	~ 85.5% - 86.0%	~ 85.5% - 86.0%	~ 86.0% - 86.5%	~ 85.5% - 86.0%
SG&A Expense	~$4.350 billion	~$4.250 billion	~$4.450 billion	~$4.350 billion
R&D Expense	~$2.1 billion	~$1.5 billion	~$2.2 billion	~$1.55 billion
Net Interest Expense/Other Income (Expense)	~ $900.0 million	~ $900.0 million	~ $750.0 million	~ $900.0 million
Tax Rate	~ 50%	~ 14%	~ 45%	~ 14.5%
Net Income / (Loss) Per Share[1]	~ $(2.81) - $(2.20)	~ $15.65 - $16.25	~ $(3.08) - $(2.57)	~ $16.00 - $16.50
Average 2018 Share Count[2]	~ 339.0 million	~ 345.0 million	~ 339.0 million	~ 343.0 million
Cash Flow from Operations	~ $5.0 billion	N/A	~ $5.2 billion	N/A

Three Months Ending September 30, 2018
Quarter Ending September 30, 2018 Select Guidance			GAAP	NON-GAAP

Total Net Revenues			~$3.750 - $3.900 billion	~$3.750 - $3.900 billion
Net Income / (Loss) Per Share			~ $(0.31) - $(0.01)	~ $3.80 - $4.10

1  GAAP represents EPS for ordinary shareholders. GAAP (loss) per share includes the impact of amortization of approximately $6.5 billion, IPR&D impairments and asset sales and impairments, net of $1,075.0 million, select other income components of $125.0 million, net  and dividends on preferred shares through the date of conversion into ordinary shares. Non-GAAP represents performance net income per share.

2 GAAP EPS shares do not include dilution of shares as earnings are a net loss.  As such, the dilution impact of preferred share conversion and outstanding equity awards is not included in the forecasted shares.

SECOND QUARTER 2018 CONFERENCE CALL AND WEBCAST DETAILS
Allergan will host a conference call and webcast today, Thursday, July 26, at 8:30 a.m. Eastern Time to discuss its second quarter 2018 results. The dial-in number to access the call is U.S./Canada (877) 251-7980, International (706) 643-1573, and the conference ID is 67781714. A taped replay of the conference call will also be available beginning approximately two hours after the call's conclusion, and will remain available through 11:30 p.m. Eastern Time on August 26, 2018. The replay may be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID 67781714.

To access the live webcast, please visit Allergan's Investor Relations website at https://www.allergan.com/investors/events-presentations. A replay of the webcast will also be available.

Allergan Contacts:
Investors:
Daphne Karydas (862) 261-8006
Karina Calzadilla (862) 261-7328
Media:
Amy Rose (862) 289-3072

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical leader. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women's health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry.

Allergan's success is powered by our global colleagues' commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; uncertainty associated with financial projections, debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2017 and Allergan's Quarterly Report on Form 10-Q for the period ended March 31, 2018. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

The following presents Allergan plc's statement of operations for the three and six months ended June 30, 2018 and 2017:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Net revenues	$4,124.2	$4,007.4	$7,796.3	$7,580.3

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	481.8	550.2	1,004.6	1,000.6
Research and development	689.2	489.4	1,163.9	1,249.3
Selling, general and administrative	1,187.5	1,395.0	2,283.4	2,580.2
Amortization	1,697.1	1,757.9	3,394.7	3,493.9
In-process research and development impairments	276.0	703.3	798.0	1,043.3
Asset sales and impairments, net	259.6	14.0	272.7	21.4
Total operating expenses	4,591.2	4,909.8	8,917.3	9,388.7
Operating (loss)	(467.0)	(902.4)	(1,121.0)	(1,808.4)

Non-operating income (expense):
Interest income	6.3	16.6	23.6	41.9
Interest (expense)	(230.0)	(277.4)	(480.6)	(567.1)
Other income (expense), net	215.4	(133.5)	136.6	(2,056.3)
Total other income (expense), net	(8.3)	(394.3)	(320.4)	(2,581.5)
(Loss) before income taxes and noncontrolling interest	(475.3)	(1,296.7)	(1,441.4)	(4,389.9)
(Benefit) for income taxes	(5.2)	(581.2)	(687.4)	(1,113.3)
(Loss) from continuing operations, net of tax	(470.1)	(715.5)	(754.0)	(3,276.6)
(Loss) from discontinued operations, net of tax	-	(8.4)	-	(11.5)
Net (loss)	(470.1)	(723.9)	(754.0)	(3,288.1)
(Income) attributable to noncontrolling interest	(2.4)	(2.0)	(4.6)	(3.0)
Net (loss) attributable to shareholders	(472.5)	(725.9)	(758.6)	(3,291.1)
Dividends on preferred shares	-	69.6	46.4	139.2
Net (loss) attributable to ordinary shareholders	$(472.5)	$(795.5)	$(805.0)	$(3,430.3)

(Loss) per share attributable to ordinary shareholders - basic:
Continuing operations	$(1.39)	$(2.35)	$(2.39)	$(10.20)
Discontinued operations	-	(0.02)	-	(0.03)
Net (loss) per share - basic	$(1.39)	$(2.37)	$(2.39)	$(10.23)
(Loss) per share attributable to ordinary shareholders - diluted:
Continuing operations	$(1.39)	$(2.35)	$(2.39)	$(10.20)
Discontinued operations	-	(0.02)	-	(0.03)
Net (loss) per share - diluted	$(1.39)	$(2.37)	$(2.39)	$(10.23)

Dividends per ordinary share	$0.72	$0.70	$1.44	$1.40

Weighted average shares outstanding:
Basic	339.1	335.2	336.9	335.2
Diluted	339.1	335.2	336.9	335.2

The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and six months ended June 30, 2018 and 2017.

ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended June 30, 2018					Three Months Ended June 30, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$658.5	$-	$276.0	$-	$934.5	$574.0	$-	$242.1	$-	$816.1	$118.4	14.5%
Restasis®	318.2	-	16.0	-	334.2	336.4	-	17.3	-	353.7	(19.5)	(5.5)%
Juvederm Collection	139.8	-	156.1	-	295.9	126.2	-	137.3	-	263.5	32.4	12.3%
Lumigan®/Ganfort®	73.0	-	100.5	-	173.5	79.0	-	94.4	-	173.4	0.1	0.1%
Linzess®/Constella®	-	191.8	6.4	-	198.2	-	167.8	5.5	-	173.3	24.9	14.4%
Bystolic® /Byvalson®	-	148.1	0.6	-	148.7	-	150.7	0.5	-	151.2	(2.5)	(1.7)%
Alphagan®/Combigan®	98.1	-	44.6	-	142.7	96.4	-	42.7	-	139.1	3.6	2.6%
Namenda XR®	-	3.4	-	-	3.4	-	118.7	-	-	118.7	(115.3)	(97.1)%
Lo Loestrin®	-	127.8	-	-	127.8	-	113.0	-	-	113.0	14.8	13.1%
Estrace® Cream	-	13.1	-	-	13.1	-	90.1	-	-	90.1	(77.0)	(85.5)%
Breast Implants	75.9	-	39.9	-	115.8	61.3	-	41.1	-	102.4	13.4	13.1%
Viibryd®/Fetzima®	-	86.7	1.6	-	88.3	-	85.2	0.7	-	85.9	2.4	2.8%
Eye Drops	53.8	-	72.4	-	126.2	50.7	-	70.7	-	121.4	4.8	4.0%
Minastrin® 24	-	0.8	-	-	0.8	-	11.4	-	-	11.4	(10.6)	(93.0)%
Asacol®/Delzicol®	-	32.6	12.4	-	45.0	-	45.6	12.8	-	58.4	(13.4)	(22.9)%
Coolsculpting Consumables	71.9	-	18.5	-	90.4	47.9	-	12.5	-	60.4	30.0	49.7%
Coolsculpting Systems & Add On Applicators	36.4	-	12.4	-	48.8	31.0	-	10.2	-	41.2	7.6	18.4%
Ozurdex ®	27.6	-	67.9	-	95.5	24.9	-	51.2	-	76.1	19.4	25.5%
Carafate ® /Sulcrate ®	-	54.3	0.7	-	55.0	-	59.2	0.7	-	59.9	(4.9)	(8.2)%
Aczone®	21.1	-	0.1	-	21.2	41.0	-	0.1	-	41.1	(19.9)	(48.4)%
Zenpep®	-	55.5	-	-	55.5	-	50.5	-	-	50.5	5.0	9.9%
Canasa®/Salofalk®	-	45.0	4.5	-	49.5	-	38.4	4.3	-	42.7	6.8	15.9%
Vraylar™	-	114.2	-	-	114.2	-	66.3	-	-	66.3	47.9	72.2%
Saphris®	-	33.8	-	-	33.8	-	43.0	-	-	43.0	(9.2)	(21.4)%
Viberzi®	-	44.9	0.3	-	45.2	-	41.3	0.1	-	41.4	3.8	9.2%
Teflaro®	-	32.4	0.6	-	33.0	-	33.0	-	-	33.0	-	0.0%
Namzaric®	-	31.8	-	-	31.8	-	33.4	-	-	33.4	(1.6)	(4.8)%
Rapaflo®	19.7	-	1.6	-	21.3	25.7	-	1.7	-	27.4	(6.1)	(22.3)%
Tazorac®	6.4	-	0.2	-	6.6	12.8	-	0.2	-	13.0	(6.4)	(49.2)%
SkinMedica®	20.8	-	2.0	-	22.8	25.4	-	-	-	25.4	(2.6)	(10.2)%
Latisse®	13.5	-	2.1	-	15.6	13.3	-	2.4	-	15.7	(0.1)	(0.6)%
Kybella® /Belkyra®	11.2	-	2.3	-	13.5	12.7	-	2.0	-	14.7	(1.2)	(8.2)%
Alloderm	107.1	-	2.3	-	109.4	84.6	-	2.3	-	86.9	22.5	25.9%
Dalvance®	-	17.7	1.3	-	19.0	-	15.2	1.2	-	16.4	2.6	15.9%
Avycaz®	-	23.5	-	-	23.5	-	14.5	-	-	14.5	9.0	62.1%
Liletta®	-	15.5	-	-	15.5	-	6.6	-	-	6.6	8.9	134.8%
Namenda® IR	-	-	-	-	-	-	-	-	-	-	-	n.a.
Armour Thyroid	-	49.2	-	-	49.2	-	42.0	-	-	42.0	7.2	17.1%
Savella®	-	19.1	-	-	19.1	-	26.0	-	-	26.0	(6.9)	(26.5)%
Lexapro®	-	14.5	-	-	14.5	-	13.1	-	-	13.1	1.4	10.7%
Other Products Revenues	73.7	164.3	105.6	28.6	372.2	71.7	162.7	104.5	6.2	345.1	27.1	7.9%
Total Net Revenues	$1,826.7	$1,320.0	$948.9	$28.6	4,124.2	$1,715.0	$1,427.7	$858.5	$6.2	4,007.4	$116.8	2.9%

	Six Months Ended June 30, 2018					Six Months Ended June 30, 2017					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	Total Change	Total Change Percentage

Botox®	$1,231.0	$-	$520.8	$-	$1,751.8	$1,083.4	$-	$446.7	$-	$1,530.1	$221.7	14.5%
Restasis®	574.0	-	34.3	-	608.3	645.2	-	31.2	-	676.4	(68.1)	(10.1)%
Fillers	262.6	-	302.2	-	564.8	246.0	-	259.5	-	505.5	59.3	11.7%
Lumigan®/Ganfort®	139.8	-	200.9	-	340.7	153.3	-	180.3	-	333.6	7.1	2.1%
Linzess®/Constella®	-	351.1	12.0	-	363.1	-	315.4	10.4	-	325.8	37.3	11.4%
Bystolic® /Byvalson®	-	280.9	1.1	-	282.0	-	290.5	1.0	-	291.5	(9.5)	(3.3)%
Alphagan®/Combigan®	182.3	-	88.8	-	271.1	182.8	-	85.0	-	267.8	3.3	1.2%
Namenda XR®	-	43.9	-	-	43.9	-	240.7	-	-	240.7	(196.8)	(81.8)%
Lo Loestrin®	-	242.4	-	-	242.4	-	212.8	-	-	212.8	29.6	13.9%
Estrace® Cream	-	19.5	-	-	19.5	-	163.5	-	-	163.5	(144.0)	(88.1)%
Breast Implants	136.6	-	84.0	-	220.6	115.6	-	78.7	-	194.3	26.3	13.5%
Viibryd®/Fetzima®	-	158.4	3.1	-	161.5	-	157.7	1.1	-	158.8	2.7	1.7%
Eye Drops	100.0	-	141.2	-	241.2	98.5	-	136.0	-	234.5	6.7	2.9%
Minastrin® 24	-	6.0	-	-	6.0	-	52.5	-	-	52.5	(46.5)	(88.6)%
Asacol®/Delzicol®	-	70.8	24.1	-	94.9	-	103.2	24.9	-	128.1	(33.2)	(25.9)%
Coolsculpting Consumables	125.3	-	26.6	-	151.9	47.9	-	12.5	-	60.4	91.5	151.5%
Coolsculpting Systems & Add On Applicators	70.1	-	13.5	-	83.6	31.0	-	10.2	-	41.2	42.4	102.9%
Alloderm	206.6	-	4.5	-	211.1	138.7	-	3.5	-	142.2	68.9	48.5%
Ozurdex ®	53.1	-	132.3	-	185.4	47.4	-	102.3	-	149.7	35.7	23.8%
Carafate ® /Sulcrate ®	-	110.3	1.4	-	111.7	-	117.9	1.4	-	119.3	(7.6)	(6.4)%
Aczone®	37.1	-	0.2	-	37.3	81.6	-	0.1	-	81.7	(44.4)	(54.3)%
Zenpep®	-	108.4	-	-	108.4	-	97.0	-	-	97.0	11.4	11.8%
Canasa®/Salofalk®	-	83.6	8.7	-	92.3	-	76.7	8.7	-	85.4	6.9	8.1%
Vraylar™	-	198.6	-	-	198.6	-	119.9	-	-	119.9	78.7	65.6%
Saphris®	-	66.5	-	-	66.5	-	80.3	-	-	80.3	(13.8)	(17.2)%
Viberzi®	-	80.8	0.4	-	81.2	-	72.8	0.1	-	72.9	8.3	11.4%
Teflaro®	-	64.6	0.6	-	65.2	-	63.6	-	-	63.6	1.6	2.5%
Namzaric®	-	65.2	-	-	65.2	-	57.0	-	-	57.0	8.2	14.4%
Rapaflo®	42.5	-	2.8	-	45.3	51.6	-	3.7	-	55.3	(10.0)	(18.1)%
Tazorac®	15.8	-	0.4	-	16.2	36.2	-	0.4	-	36.6	(20.4)	(55.7)%
SkinMedica®	38.9	-	3.6	-	42.5	53.4	-	-	-	53.4	(10.9)	(20.4)%
Latisse®	27.3	-	4.3	-	31.6	26.9	-	4.3	-	31.2	0.4	1.3%
Kybella® /Belkyra®	19.4	-	3.7	-	23.1	27.8	-	3.5	-	31.3	(8.2)	(26.2)%
Dalvance®	-	29.6	1.3	-	30.9	-	24.8	1.2	-	26.0	4.9	18.8%
Avycaz®	-	45.3	-	-	45.3	-	25.8	-	-	25.8	19.5	75.6%
Liletta®	-	23.6	-	-	23.6	-	13.8	-	-	13.8	9.8	71.0%
Namenda® IR	-	0.1	-	-	0.1	-	0.1	-	-	0.1	-	0.0%
Armour Thyroid	-	97.4	-	-	97.4	-	79.3	-	-	79.3	18.1	22.8%
Savella®	-	39.0	-	-	39.0	-	50.3	-	-	50.3	(11.3)	(22.5)%
Lexapro®	-	29.2	-	-	29.2	-	26.5	-	-	26.5	2.7	10.2%
Other Products Revenues	142.9	328.5	196.1	34.4	701.9	129.7	331.4	189.1	14.0	664.2	37.7	5.7%
Total Net Revenues	$3,405.3	$2,543.7	$1,812.9	$34.4	7,796.3	$3,197.0	$2,773.5	$1,595.8	$14.0	7,580.3	$216.0	2.8%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of June 30, 2018 and December 31, 2017.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	June 30,	December 31,
	2018	2017

Assets
Cash and cash equivalents	$1,674.7	$1,817.2
Marketable securities	21.5	4,632.1
Accounts receivable, net	2,760.8	2,899.0
Inventories	922.5	904.5
Prepaid expenses and other current assets	724.2	1,123.9
Assets held for sale	180.4	81.6
Property, plant and equipment, net	1,761.4	1,785.4
Investments and other assets	1,197.8	587.0
Product rights and other intangibles	49,928.3	54,648.3
Goodwill	49,687.2	49,862.9
Total assets	$108,858.8	$118,341.9

Liabilities & Equity
Current liabilities	$4,776.8	$5,616.3
Current and long-term debt and capital leases	25,350.5	30,075.3
Deferred income taxes and other liabilities	7,467.5	8,813.2
Total equity	71,264.0	73,837.1
Total liabilities and equity	$108,858.8	$118,341.9

The following table presents Allergan plc's Consolidated Statements of Cash Flows for the three and six months ended June 30, 2018 and 2017.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash Flows From Operating Activities:
Net (loss)	$(470.1)	$(723.9)	$(754.0)	$(3,288.1)
Reconciliation to net cash provided by operating activities:
Depreciation	49.1	39.6	105.2	81.2
Amortization	1,697.1	1,757.9	3,394.7	3,493.9
Provision for inventory reserve	31.2	24.8	45.4	48.7
Share-based compensation	54.9	85.8	127.4	148.5
Deferred income tax benefit	(333.2)	(766.0)	(1,359.6)	(1,478.8)
In-process research and development impairments	276.0	703.3	798.0	1,043.3
Loss on asset sales and impairments, net	259.6	14.0	272.7	21.4
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	1,978.0
Gain on sale of Teva shares, net	(138.6)	-	(60.9)	-
Amortization of inventory step up	-	59.9	-	87.8
Gain on sale of business	(53.0)	-	(53.0)	-
Non-cash extinguishment of debt	4.0	(8.2)	4.0	(8.2)
Cash charge related to extinguishment of debt	(13.1)	170.5	(13.1)	170.5
Amortization of deferred financing costs	5.6	6.5	11.9	13.2
Contingent consideration adjustments, including accretion	(107.1)	(15.5)	(101.8)	15.2
Other, net	(6.8)	(3.8)	(0.3)	(22.6)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(168.8)	(192.2)	90.3	(139.0)
Decrease / (increase) in inventories	(60.6)	(44.6)	(113.3)	(95.1)
Decrease / (increase) in prepaid expenses and other current assets	39.9	8.0	39.3	10.5
Increase / (decrease) in accounts payable and accrued expenses	191.2	156.2	(40.4)	(207.5)
Increase / (decrease) in income and other taxes payable	28.8	549.9	365.4	673.7
Increase / (decrease) in other assets and liabilities	(45.9)	(22.4)	(59.4)	(23.5)
Net cash provided by operating activities	1,240.2	1,799.8	2,698.5	2,523.1
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(60.1)	(104.0)	(106.5)	(137.2)
Additions to product rights and other intangibles	-	(240.0)	-	(586.3)
Additions to investments	-	(400.0)	(1,455.9)	(6,787.9)
Proceeds from sale of investments and other assets	761.8	3,542.2	5,651.3	13,197.5
Payments to settle Teva related matters	-	-	(466.0)	-
Proceeds from sales of property, plant and equipment	0.4	3.6	11.5	4.3
Acquisitions of businesses, net of cash acquired	-	(2,416.0)	-	(5,290.4)
Net cash provided by investing activities	702.1	385.8	3,634.4	400.0
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	-	3,023.0	709.0	3,023.0
Proceeds from Forward Sale of Teva securities	93.2	-	465.5	-
Debt issuance and other financing costs	-	(17.5)	-	(17.5)
Payments on debt, including capital lease obligations	(1,044.7)	(4,563.3)	(5,366.8)	(5,579.2)
Cash charge related to extinguishment of debt	13.1	(170.5)	13.1	(170.5)
Proceeds from stock plans	33.7	72.1	69.2	124.7
Other financing, including contingent consideration	(1.3)	(428.8)	(10.6)	(505.1)
Payments to settle Teva related matters	-	-	(234.0)	-
Repurchase of ordinary shares	(132.5)	(5.7)	(1,572.1)	(35.2)
Dividends	(244.2)	(306.1)	(563.7)	(611.9)
Net cash (used in) financing activities	(1,282.7)	(2,396.8)	(6,490.4)	(3,771.7)
Effect of currency exchange rate changes on cash and cash equivalents	20.3	5.2	15.0	11.5
Net increase / (decrease) in cash and cash equivalents	679.9	(206.0)	(142.5)	(837.1)
Cash and cash equivalents at beginning of period	994.8	1,092.9	1,817.2	1,724.0
Cash and cash equivalents at end of period	$1,674.7	$886.9	$1,674.7	$886.9

Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of June 30, 2018 and December 31, 2017 was $29.1 billion and $25.8 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and six months ended June 30, 2018 and 2017:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended June 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,124.2	$481.8	$689.2	$853.4	$334.1	$1,697.1	$535.6	$(223.7)	$215.4	$(5.2)

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.4)	(0.8)	(1.7)	(0.5)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	(0.3)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(9.3)	(0.3)	(6.9)	3.0	-	-	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	-	(0.7)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.4)	(0.5)	(13.9)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(85.0)	-	-	-	-	-	-	-
Other	-	-	(6.2)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	128.8	(21.7)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.4)	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(7.6)	-	-	-
Gain on Teva shares	-	-	-	-	-	-	-	-	(138.3)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(53.0)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(9.1)	-
Litigation settlement related charges	-	-	-	-	(29.0)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(2.6)	(1,697.1)	-	-	0.1	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	315.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	(58.0)

Non-GAAP Adjusted	$4,099.2	$600.0	$388.9	$844.3	$290.1	$-	$-	$(229.1)	$15.1	$252.1

ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended June 30, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,007.4	$550.2	$489.4	$935.2	$459.8	$1,757.9	$717.3	$(260.8)	$(133.5)	$(581.2)

Impact of selling through purchase accounting mark-up on acquired inventory	-	(59.9)	-	-	-	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(1.1)	(4.6)	(8.9)	(36.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	(0.2)	(1.9)	(5.8)	(10.9)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(5.4)	(26.8)	(29.9)	(3.5)	-	-	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	-	(1.3)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.1)	-	(5.2)	(28.0)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Akarna Therapeutics, Ltd.	-	-	(39.6)	-	-	-	-	-	-	-
Other	-	-	(13.2)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	24.8	(9.3)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(9.7)	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(550.0)	-	-	-
Decrease in realization of certain R&D projects acquired in the Uteron acquisition	-	-	-	-	-	-	(91.3)	-	-	-
Decrease in realization of certain R&D projects acquired in the Warner Chilcott acquisition	-	-	-	-	-	-	(57.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(19.0)	-	-	-
Impact of debt refinancing	-	-	-	-	(12.6)	-	-	-	161.5	-
Litigation settlement related charges	-	-	-	-	(42.5)	-	-	-	-	-
Other adjustments	-	0.2	(0.1)	0.5	6.0	(1,757.9)	-	-	5.8	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	608.0
Discrete income tax events	-	-	-	-	-	-	-	-	-	188.9

Non-GAAP Adjusted	$4,007.4	$507.5	$393.9	$885.9	$330.6	$-	$-	$(270.5)	$33.8	$215.7

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended June 30, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended June 30, 2018 excludes a net discrete tax detriment of approximately $58.0 million related to the tax effects of uncertain tax positions, share-based compensation and other individually insignificant items.

ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Six Month Ended June 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$7,796.3	$1,004.6	$1,163.9	$1,653.4	$630.0	$3,394.7	$1,070.7	$(457.0)	$136.6	$(687.4)

Purchase accounting impact on stock-based compensation for acquired awards	-	(1.5)	(3.6)	(6.0)	(2.1)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	(0.7)	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(21.9)	(0.9)	(17.2)	(4.3)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.5)	-	-	(3.3)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.6)	(0.7)	(24.6)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions	-	-	-	-	-	-	-	-	-	-
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(85.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Other	-	-	(11.4)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	125.4	(23.6)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(10.2)	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(7.1)	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(53.0)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(9.1)	-
Litigation settlement related charges	-	-	-	-	(39.3)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(1.3)	(3,394.7)	-	-	0.1	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	753.1
Discrete income tax events	-	-	-	-	-	-	-	-	-	401.6

Non-GAAP Adjusted	$7,771.3	$1,105.2	$744.7	$1,628.8	$554.3	$-	$-	$(467.2)	$14.0	$467.3

ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)
	Six Month Ended June 30, 2017
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales and Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$7,580.3	$1,000.6	$1,249.3	$1,804.3	$775.9	$3,493.9	$1,064.7	$(525.2)	$(2,056.3)	$(1,113.3)

Impact of selling through purchase accounting mark-up on acquired inventory	-	(87.8)	-	-	-	-	-	-	-	-
Expenditures incurred with the Pfizer transaction	-	(2.0)	(2.4)	(5.6)	(10.5)	-	-	-	-	-
Purchase accounting impact on stock-based compensation for acquired awards	-	(2.1)	(10.2)	(18.3)	(42.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	(0.5)	(2.5)	(15.5)	(14.7)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(5.4)	(26.8)	(29.9)	(3.5)	-	-	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	-	(13.4)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.6)	(0.9)	(5.6)	(55.0)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Assembly Biosciences, Inc.	-	-	(50.0)	-	-	-	-	-	-	-
Lysosomal Therapeutics, Inc.	-	-	(145.0)	-	-	-	-	-	-	-
Editas Medicine Inc.	-	-	(90.0)	-	-	-	-	-	-	-
Akarna Therapeutics, Ltd.	-	-	(39.6)	-	-	-	-	-	-	-
Other	-	-	(19.3)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	60.3	(75.5)	-	-	-	-	-	-	-
Net income impact of determining that the loss on investment of Teva securities is other-than-temporary	-	-	-	-	-	-	-	-	1,978.0	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(20.0)	-	-
Termination of agreement for SER-120	-	-	-	-	-	-	(147.4)	-	-	-
Impairment of IPR&D products acquired in the Allergan acquisition	-	-	-	-	-	-	(550.0)	-	-	-
Decrease in realization of certain R&D projects acquired in the Uteron acquisition	-	-	-	-	-	-	(91.3)	-	-	-
Decrease in realization of certain R&D projects acquired in the Warner Chilcott acquisition	-	-	-	-	-	-	(257.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(19.0)	-	-	-
Settlement of Naurex, Inc. agreement	-	-	-	-	-	-	-	-	(20.0)	-
Impact of debt refinancing	-	-	-	-	(12.6)	-	-	-	161.5	-
Litigation settlement related charges	-	-	-	-	(41.4)	-	-	-	-	-
Other adjustments	-	1.3	0.7	(0.3)	10.9	(3,493.9)	-	-	5.7	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	1,294.0
Discrete income tax events	-	-	-	-	-	-	-	-	-	216.4

Non-GAAP Adjusted	$7,580.3	$962.8	$787.8	$1,729.1	$593.3	$-	$-	$(545.2)	$68.9	$397.1

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the six months ended June 30, 2018 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the six months ended June 30, 2018 excludes a net discrete tax benefit of approximately $401.6 million related to the tax effects of integration activities, share-based compensation, uncertain tax positions and other individually insignificant items.

The following table presents a reconciliation of Allergan plc's reported net (loss) from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and six months ended June 30, 2018 and 2017:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) from continuing operations attributable to shareholders	$(472.5)	$(717.5)	$(758.6)	$(3,279.6)
Adjusted for:
Amortization	1,697.1	1,757.9	3,394.7	3,493.9
Acquisition, divestiture and licensing charges	103.3	273.2	313.5	2,631.6
Accretion and fair-value adjustments to contingent consideration	(107.1)	(15.5)	(101.8)	15.2
Impairment/asset sales and related costs	535.6	717.3	1,070.7	1,064.7
Other	(34.2)	174.1	(34.2)	174.1
Non-acquisition restructurings, including Global Supply Chain initiatives	13.5	-	44.3	-
Legal settlements	29.0	42.5	39.3	41.4
Income taxes on items above and other discrete income tax adjustments	(257.3)	(796.9)	(1,154.7)	(1,510.4)
Non-GAAP performance net income attributable to shareholders	$1,507.4	$1,435.1	$2,813.2	$2,630.9

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(1.39)	$(2.14)	$(2.25)	$(9.78)

Non-GAAP performance net income per share attributable to shareholders	$4.42	$4.02	$8.16	$7.37

Basic weighted average ordinary shares outstanding	339.1	335.2	336.9	335.2
Effect of dilutive securities:
Dilutive shares	2.2	21.5	8.0	21.8
Diluted weighted average ordinary shares outstanding	341.3	356.7	344.9	357.0

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income, fair value accounting results included within other income (expense), net and other-than-temporary investment impairments included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) from continuing operations attributable to shareholders for the three and six months ended June 30, 2018 and 2017 to adjusted EBITDA and Non-GAAP operating income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP (loss) from continuing operations attributable to shareholders	$(472.5)	$(717.5)	$(758.6)	$(3,279.6)
Plus:
Interest expense	230.0	277.4	480.6	567.1
Interest income	(6.3)	(16.6)	(23.6)	(41.9)
(Benefit) for income taxes	(5.2)	(581.2)	(687.4)	(1,113.3)
Depreciation	49.1	39.6	105.2	81.2
Amortization	1,697.1	1,757.9	3,394.7	3,493.9
EBITDA	$1,492.2	$759.6	$2,510.9	$(292.6)
Adjusted for:
Acquisition, divestiture and licensing charges	105.3	231.9	302.3	2,578.6
Impairment/asset sales and related costs	535.6	717.3	1,070.7	1,064.7
Other	(34.2)	174.1	(34.2)	174.1
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	10.5	-	41.3	-
Legal settlements	29.0	42.5	39.3	41.4
Accretion and fair-value adjustments to contingent consideration	(107.1)	(15.5)	(101.8)	15.2
Share-based compensation including cash settlements	54.9	117.3	127.4	180.0
Adjusted EBITDA	$2,086.2	$2,027.2	$3,955.9	$3,761.4
Adjusted for:
Depreciation	(46.1)	(39.6)	(102.2)	(81.2)
Dividend income	-	(34.1)	-	(68.2)
Other income (expense) related to fair value accounting*	(14.8)	-	(14.8)	-
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(51.5)	(66.3)	(106.0)	(107.0)
Non-GAAP Operating Income	$1,973.8	$1,887.2	$3,732.9	$3,505.0
* Amounts relate to mark to market adjustments on available for sale securities and non-service components of pension costs based on the implementation of ASU 2016-01 and ASU 2017-07, respectively.

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and six months ended June 30, 2018 and 2017. Included within our corporate function are shared costs, including above site and unallocated costs associated with running our global manufacturing facilities, corporate general and administrative expenses and corporate initiatives.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended June 30, 2018					Three Months Ended June 30, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company
Net revenues	$1,826.7	$1,320.0	$948.9	$3.6	$4,099.2	$1,715.0	$1,427.7	$858.5	$6.2	$4,007.4
Operating expenses:
Cost of sales(1)	148.7	201.8	139.4	110.1	600.0	128.8	203.2	125.0	50.5	507.5
Selling and marketing	343.3	254.8	246.2	-	844.3	356.8	288.1	238.9	2.1	885.9
General and administrative	48.1	34.7	33.9	173.4	290.1	49.8	41.3	28.3	211.2	330.6
Segment contribution	$1,286.6	$828.7	$529.4	$(279.9)	$2,364.8	$1,179.6	$895.1	$466.3	$(257.6)	$2,283.4
Segment margin	70.4%	62.8%	55.8%	n.m.	57.7%	68.8%	62.7%	54.3%	n.m.	57.0%
Segment gross margin(2)	91.9%	84.7%	85.3%	n.m.	85.4%	92.5%	85.8%	85.4%	n.m.	87.3%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Six Months Ended June 30, 2018					Six Months Ended June 30, 2017
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total Company
Net revenues	$3,405.3	$2,543.7	$1,812.9	$9.4	$7,771.3	$3,197.0	$2,773.5	$1,595.8	$14.0	$7,580.3
Operating expenses:
Cost of sales(1)	282.9	384.4	260.3	177.6	1,105.2	218.0	397.7	225.3	121.8	962.8
Selling and marketing	656.5	480.3	491.9	0.1	1,628.8	687.2	590.6	448.4	2.9	1,729.1
General and administrative	98.3	73.6	65.3	317.1	554.3	94.6	82.0	58.2	358.5	593.3
Segment contribution	$2,367.6	$1,605.4	$995.4	$(485.4)	$4,483.0	$2,197.2	$1,703.2	$863.9	$(469.2)	$4,295.1
Segment margin	69.5%	63.1%	54.9%	n.m.	57.7%	68.7%	61.4%	54.1%	n.m.	56.7%
Segment gross margin(2)	91.7%	84.9%	85.6%	n.m.	85.8%	93.2%	85.7%	85.9%	n.m.	87.3%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products and segment contribution within the US Specialized Therapeutics segment for the three and six months ended June 30, 2018 and 2017.

Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2018	2017	Dollars	%
Total Eye Care	$587.0	$600.1	$(13.1)	(2.2)%
Restasis®	318.2	336.4	(18.2)	(5.4)%
Alphagan®/Combigan®	98.1	96.4	1.7	1.8%
Lumigan®/Ganfort®	73.0	79.0	(6.0)	(7.6)%
Ozurdex®	27.6	24.9	2.7	10.8%
Eye Drops	53.8	50.7	3.1	6.1%
Other Eye Care	16.3	12.7	3.6	28.3%
Total Medical Aesthetics	743.6	643.9	99.7	15.5%
Facial Aesthetics	387.5	349.2	38.3	11.0%
Botox® Cosmetics	236.5	210.3	26.2	12.5%
Juvederm® Collection	139.8	126.2	13.6	10.8%
Kybella®	11.2	12.7	(1.5)	(11.8)%
Plastic Surgery	75.9	61.3	14.6	23.8%
Breast Implants	75.9	61.3	14.6	23.8%
Regenerative Medicine	137.6	115.8	21.8	18.8%
Alloderm®	107.1	84.6	22.5	26.6%
Other Regenerative Medicine	30.5	31.2	(0.7)	(2.2)%
Body Contouring	108.3	78.9	29.4	37.3%
Coolsculpting® Systems & Add On Applicators	36.4	31.0	5.4	17.4%
Coolsculpting® Consumables	71.9	47.9	24.0	50.1%
Skin Care	34.3	38.7	(4.4)	(11.4)%
SkinMedica®	20.8	25.4	(4.6)	(18.1)%
Latisse®	13.5	13.3	0.2	1.5%
Total Medical Dermatology	56.5	81.8	(25.3)	(30.9)%
Botox® Hyperhidrosis	17.3	16.8	0.5	3.0%
Tazorac®	6.4	12.8	(6.4)	(50.0)%
Aczone®	21.1	41.0	(19.9)	(48.5)%
Other Medical Dermatology	11.7	11.2	0.5	4.5%
Total Neuroscience & Urology	424.4	372.6	51.8	13.9%
Botox® Therapeutics	404.7	346.9	57.8	16.7%
Rapaflo®	19.7	25.7	(6.0)	(23.3)%
Other Revenues	15.2	16.6	(1.4)	(8.4)%
Net revenues	$1,826.7	$1,715.0	$111.7	6.5%

Operating expenses:
Cost of sales(1)	148.7	128.8	19.9	15.5%
Selling and marketing	343.3	356.8	(13.5)	(3.8)%
General and administrative	48.1	49.8	(1.7)	(3.4)%
Segment contribution	$1,286.6	$1,179.6	$107.0	9.1%
Segment margin	70.4%	68.8%		1.6%
Segment gross margin(2)	91.9%	92.5%		(0.6)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Six Months Ended June 30,		Change
	2018	2017	Dollars	%

Total Eye Care	$1,078.1	$1,153.2	$(75.1)	(6.5)%
Restasis®	574.0	645.2	(71.2)	(11.0)%
Alphagan®/Combigan®	182.3	182.8	(0.5)	(0.3)%
Lumigan®/Ganfort®	139.8	153.3	(13.5)	(8.8)%
Ozurdex®	53.1	47.4	5.7	12.0%
Eye Drops	100.0	98.5	1.5	1.5%
Other Eye Care	28.9	26.0	2.9	11.2%
Total Medical Aesthetics	1,379.2	1,134.0	245.2	21.6%
Facial Aesthetics	715.2	667.9	47.3	7.1%
Botox® Cosmetics	433.2	394.1	39.1	9.9%
Juvederm® Collection	262.6	246.0	16.6	6.7%
Kybella®	19.4	27.8	(8.4)	(30.2)%
Plastic Surgery	136.6	115.6	21.0	18.2%
Breast Implants	136.6	115.6	21.0	18.2%
Regenerative Medicine	265.8	191.3	74.5	38.9%
Alloderm®	206.6	138.7	67.9	49.0%
Other Regenerative Medicine	59.2	52.6	6.6	12.5%
Body Contouring	195.4	78.9	116.5	147.7%
Coolsculpting® Systems & Add On Applicators	70.1	31.0	39.1	126.1%
Coolsculpting® Consumables	125.3	47.9	77.4	161.6%
Skin Care	66.2	80.3	(14.1)	(17.6)%
SkinMedica®	38.9	53.4	(14.5)	(27.2)%
Latisse®	27.3	26.9	0.4	1.5%
Total Medical Dermatology	110.5	168.4	(57.9)	(34.4)%
Aczone®	37.1	81.6	(44.5)	(54.5)%
Botox® Hyperhidrosis	34.6	33.6	1.0	3.0%
Tazorac®	15.8	36.2	(20.4)	(56.4)%
Other Medical Dermatology	23.0	17.0	6.0	35.3%
Total Neuroscience & Urology	805.7	707.3	98.4	13.9%
Botox® Therapeutics	763.2	655.7	107.5	16.4%
Rapaflo®	42.5	51.6	(9.1)	(17.6)%
Other Revenues	31.8	34.1	(2.3)	(6.7)%
Net revenues	$3,405.3	$3,197.0	$208.3	6.5%

Operating expenses:
Cost of sales(1)	282.9	218.0	64.9	29.8%
Selling and marketing	656.5	687.2	(30.7)	(4.5)%
General and administrative	98.3	94.6	3.7	3.9%
Segment contribution	$2,367.6	$2,197.2	$170.4	7.8%
Segment margin	69.5%	68.7%		0.8%
Segment gross margin(2)	91.7%	93.2%		(1.5)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products and segment contribution within the US General Medicine segment for the three and six months ended June 30, 2018 and 2017.

Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2018	2017	Dollars	%
Total Central Nervous System (CNS)	$269.9	$346.6	$(76.7)	(22.1)%
Vraylar®	114.2	66.3	47.9	72.2%
Viibryd®/Fetzima®	86.7	85.2	1.5	1.8%
Saphris®	33.8	43.0	(9.2)	(21.4)%
Namzaric®	31.8	33.4	(1.6)	(4.8)%
Namenda XR®	3.4	118.7	(115.3)	(97.1)%
Total Gastrointestinal (GI)	431.9	410.8	21.1	5.1%
Linzess®	191.8	167.8	24.0	14.3%
Zenpep®	55.5	50.5	5.0	9.9%
Carafate®/Sulcrate®	54.3	59.2	(4.9)	(8.3)%
Canasa®/Salofalk®	45.0	38.4	6.6	17.2%
Viberzi®	44.9	41.3	3.6	8.7%
Asacol®/Delzicol®	32.6	45.6	(13.0)	(28.5)%
Other GI	7.8	8.0	(0.2)	(2.5)%
Total Women's Health	196.5	248.0	(51.5)	(20.8)%
Lo Loestrin®	127.8	113.0	14.8	13.1%
Liletta®	15.5	6.6	8.9	134.8%
Estrace® Cream	13.1	90.1	(77.0)	(85.5)%
Minastrin® 24	0.8	11.4	(10.6)	(93.0)%
Other Women's Health	39.3	26.9	12.4	46.1%
Total Anti-Infectives	79.8	67.8	12.0	17.7%
Teflaro®	32.4	33.0	(0.6)	(1.8)%
Avycaz®	23.5	14.5	9.0	62.1%
Dalvance®	17.7	15.2	2.5	16.4%
Other Anti-Infectives	6.2	5.1	1.1	21.6%
Diversified Brands	284.9	305.5	(20.6)	(6.7)%
Bystolic® /Byvalson®	148.1	150.7	(2.6)	(1.7)%
Armour Thyroid	49.2	42.0	7.2	17.1%
Savella®	19.1	26.0	(6.9)	(26.5)%
Lexapro®	14.5	13.1	1.4	10.7%
PacPharma	3.7	3.7	-	0.0%
Other Diversified Brands	50.3	70.0	(19.7)	(28.1)%
Other Revenues	57.0	49.0	8.0	16.3%
Net revenues	$1,320.0	$1,427.7	$(107.7)	(7.5)%

Operating expenses:
Cost of sales(1)	201.8	203.2	(1.4)	(0.7)%
Selling and marketing	254.8	288.1	(33.3)	(11.6)%
General and administrative	34.7	41.3	(6.6)	(16.0)%
Segment contribution	$828.7	$895.1	$(66.4)	(7.4)%
Segment margin	62.8%	62.7%		0.1%
Segment gross margin(2)	84.7%	85.8%		(1.1)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Six Months Ended June 30,		Change
	2018	2017	Dollars	%

Total Central Nervous System (CNS)	$532.7	$655.7	$(123.0)	(18.8)%
Vraylar®	198.6	119.9	78.7	65.6%
Viibryd®/Fetzima®	158.4	157.7	0.7	0.4%
Saphris®	66.5	80.3	(13.8)	(17.2)%
Namzaric®	65.2	57.0	8.2	14.4%
Namenda XR®	43.9	240.7	(196.8)	(81.8)%
Namenda® IR	0.1	0.1	-	0.0%
Total Gastrointestinal (GI)	820.6	798.3	22.3	2.8%
Linzess®	351.1	315.4	35.7	11.3%
Carafate®/Sulcrate®	110.3	117.9	(7.6)	(6.4)%
Zenpep®	108.4	97.0	11.4	11.8%
Canasa®/Salofalk®	83.6	76.7	6.9	9.0%
Viberzi®	80.8	72.8	8.0	11.0%
Asacol®/Delzicol®	70.8	103.2	(32.4)	(31.4)%
Other GI	15.6	15.3	0.3	2.0%
Total Women's Health	359.8	492.7	(132.9)	(27.0)%
Lo Loestrin®	242.4	212.8	29.6	13.9%
Liletta®	23.6	13.8	9.8	71.0%
Estrace® Cream	19.5	163.5	(144.0)	(88.1)%
Minastrin® 24	6.0	52.5	(46.5)	(88.6)%
Other Women's Health	68.3	50.1	18.2	36.3%
Total Anti-Infectives	151.4	123.5	27.9	22.6%
Teflaro®	64.6	63.6	1.0	1.6%
Avycaz®	45.3	25.8	19.5	75.6%
Dalvance®	29.6	24.8	4.8	19.4%
Other Anti-Infectives	11.9	9.3	2.6	28.0%
Diversified Brands	559.8	604.5	(44.7)	(7.4)%
Bystolic® /Byvalson®	280.9	290.5	(9.6)	(3.3)%
Armour Thyroid	97.4	79.3	18.1	22.8%
Savella®	39.0	50.3	(11.3)	(22.5)%
Lexapro®	29.2	26.5	2.7	10.2%
PacPharma	8.1	6.7	1.4	20.9%
Other Diversified Brands	105.2	151.2	(46.0)	(30.4)%
Other Revenues	119.4	98.8	20.6	20.9%
Net revenues	$2,543.7	$2,773.5	$(229.8)	(8.3)%

Operating expenses:
Cost of sales(1)	384.4	397.7	(13.3)	(3.3)%
Selling and marketing	480.3	590.6	(110.3)	(18.7)%
General and administrative	73.6	82.0	(8.4)	(10.2)%
Segment contribution	$1,605.4	$1,703.2	$(97.8)	(5.7)%
Segment margin	63.1%	61.4%		1.7%
Segment gross margin(2)	84.9%	85.7%		(0.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
The following table details Allergan plc's product revenue for significant promoted products and segment contribution within the International segment for the three and six months ended June 30, 2018 and 2017.

Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2018	2017	Dollars	%
Total Eye Care	$353.7	$322.0	$31.7	9.8%
Lumigan®/Ganfort®	100.5	94.4	6.1	6.5%
Ozurdex®	67.9	51.2	16.7	32.6%
Alphagan®/Combigan®	44.6	42.7	1.9	4.4%
Optive®	30.7	27.6	3.1	11.2%
Restasis®	16.0	17.3	(1.3)	(7.5)%
Other Eye Drops	41.7	43.1	(1.4)	(3.2)%
Other Eye Care	52.3	45.7	6.6	14.4%
Total Medical Aesthetics	409.8	358.1	51.7	14.4%
Facial Aesthetics	329.8	287.6	42.2	14.7%
Botox® Cosmetics	171.4	148.3	23.1	15.6%
Juvederm Collection	156.1	137.3	18.8	13.7%
Belkyra® (Kybella®)	2.3	2.0	0.3	15.0%
Plastic Surgery	40.3	41.5	(1.2)	(2.9)%
Breast Implants	39.9	41.1	(1.2)	(2.9)%
Earfold™	0.4	0.4	-	0.0%
Regenerative Medicine	4.7	3.6	1.1	30.6%
Alloderm®	2.3	2.3	0.0	0.0%
Other Regenerative Medicine	2.4	1.3	1.1	84.6%
Body Contouring	30.9	22.7	8.2	36.1%
Coolsculpting® Systems & Add On Applicators	12.4	10.2	2.2	21.6%
Coolsculpting® Consumables	18.5	12.5	6.0	48.0%
Skin Care	4.1	2.7	1.4	51.9%
Botox® Therapeutics and Other	166.6	151.1	15.5	10.3%
Botox® Therapeutics	104.6	93.8	10.8	11.5%
Asacol®/Delzicol®	12.4	12.8	(0.4)	(3.1)%
Constella®	6.4	5.5	0.9	16.4%
Other Products	43.2	39.0	4.2	10.8%
Other Revenues	18.8	27.3	(8.5)	(31.1)%
Net revenues	$948.9	$858.5	$90.4	10.5%

Operating expenses:
Cost of sales(1)	139.4	125.0	14.4	11.5%
Selling and marketing	246.2	238.9	7.3	3.1%
General and administrative	33.9	28.3	5.6	19.8%
Segment contribution	$529.4	$466.3	$63.1	13.5%
Segment margin	55.8%	54.3%		1.5%
Segment gross margin(2)	85.3%	85.4%		(0.1)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Six Months Ended June 30,		Change
	2018	2017	Dollars	%

Total Eye Care	$697.4	$621.5	$75.9	12.2%
Lumigan®/Ganfort®	200.9	180.3	20.6	11.4%
Ozurdex®	132.3	102.3	30.0	29.3%
Alphagan®/Combigan®	88.8	85.0	3.8	4.5%
Optive®	58.5	55.1	3.4	6.2%
Restasis®	34.3	31.2	3.1	9.9%
Other Eye Drops	82.7	80.9	1.8	2.2%
Other Eye Care	99.9	86.7	13.2	15.2%
Total Medical Aesthetics	768.3	646.2	122.1	18.9%
Facial Aesthetics	625.9	533.5	92.4	17.3%
Botox® Cosmetics	320.0	270.5	49.5	18.3%
Juvederm Collection	302.2	259.5	42.7	16.5%
Belkyra® (Kybella®)	3.7	3.5	0.2	5.7%
Plastic Surgery	84.8	79.5	5.3	6.7%
Breast Implants	84.0	78.7	5.3	6.7%
Earfold™	0.8	0.8	-	0.0%
Regenerative Medicine	9.6	5.6	4.0	71.4%
Alloderm®	4.5	3.5	1.0	28.6%
Other Regenerative Medicine	5.1	2.1	3.0	142.9%
Body Contouring	40.1	22.7	17.4	76.7%
Coolsculpting® Systems & Add On Applicators	13.5	10.2	3.3	32.4%
Coolsculpting® Consumables	26.6	12.5	14.1	112.8%
Skin Care	7.9	4.9	3.0	61.2%
Botox® Therapeutics and Other	316.3	285.0	31.3	11.0%
Botox® Therapeutics	200.8	176.2	24.6	14.0%
Asacol®/Delzicol®	24.1	24.9	(0.8)	(3.2)%
Constella®	12.0	10.4	1.6	15.4%
Other Products	79.4	73.5	5.9	8.0%
Other Revenues	30.9	43.1	(12.2)	(28.3)%
Net revenues	$1,812.9	$1,595.8	$217.1	13.6%

Operating expenses:
Cost of sales(1)	260.3	225.3	35.0	15.5%
Selling and marketing	491.9	448.4	43.5	9.7%
General and administrative	65.3	58.2	7.1	12.2%
Segment contribution	995.4	863.9	131.5	15.2%
Segment margin	54.9%	54.1%		0.8%
Segment gross margin(2)	85.6%	85.9%		(0.3)%
(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table provides a reconciliation of anticipated GAAP loss from continuing operations to non-GAAP performance net income attributable to shareholders for the three months ending September 30, 2018 and the twelve months ending December 31, 2018:

			Table 12

	Three months ending September 30, 2018		Twelve months ending December 31, 2018
(in millions, except per share information)	LOW	HIGH	LOW	HIGH
GAAP (loss) from continuing operations attributable to shareholders	$(105.0)	$(3.0)	$(998.0)	$(825.0)
Adjusted for:
Amortization	1,550.0	1,550.0	6,500.0	6,500.0
Acquisition, divestiture, licensing and other non-recurring charges	35.0	35.0	540.0	540.0
Accretion and fair-value adjustments to contingent consideration	5.0	5.0	(90.0)	(90.0)
Impairment/asset sales and related costs	-	-	1,075.0	1,075.0
Other	-	-	(35.0)	(35.0)
Non-acquisition restructurings, including Global Supply Chain initiatives	10.0	10.0	70.0	70.0
Legal settlements	-	-	40.0	40.0
Income taxes on items above and other discrete income tax adjustments	(195.0)	(195.0)	(1,615.0)	(1,615.0)
Non-GAAP performance net income attributable to shareholders	1,300.0	1,402.0	5,487.0	5,660.0

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(0.31)	$(0.01)	$(2.94)	$(2.43)

Non-GAAP performance diluted net income per share attributable to shareholders	$3.80	$4.10	$16.00	$16.50

Basic weighted average ordinary shares outstanding	339.0	339.0	339.0	339.0
Effect of dilutive securities:
Dilutive shares	3.0	3.0	4.0	4.0
Diluted weighted average ordinary shares outstanding	342.0	342.0	343.0	343.0